Exhibit (a)(1)(D)

GAIAM, INC.

OFFER TO PURCHASE IN CASH

UP TO AN AGGREGATE OF 12.0 MILLION

SHARES OF ITS CLASS A COMMON STOCK OR

VESTED AND EXERCISABLE OPTIONS TO PURCHASE SHARES OF ITS CLASS A COMMON STOCK

AT A PURCHASE PRICE EQUAL TO $7.75 PER SHARE AND

$7.75 PER OPTION (LESS THE APPLICABLE OPTION EXERCISE PRICE)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON MONDAY, JUNE 27, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 20, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 20, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Gaiam, Inc., a Colorado corporation (“Gaiam” or the “Company”), up to 12.0 million Shares or vested and exercisable options to purchase shares of its Class A Common Stock (the “Options,” and together with the Shares, the “Securities”) at a purchase price equal to $7.75 per Share and $7.75 per Option (less the applicable Option exercise price), in each case in cash, net of any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references to Shares shall refer to the shares of Class A Common Stock, $0.0001 par value per share, of Gaiam. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, Gaiam will pay $7.75 in cash per Share for Shares properly tendered and not properly withdrawn from the Offer. Gaiam will select the number of tendered Shares that will allow it to purchase 12.0 million Securities (or a lower number if not enough Securities are properly tendered to allow it to purchase12.0 million Securities). Gaiam will purchase all Shares properly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer, including the provisions relating to proration described in the Offer to Purchase. If the number of Securities properly tendered and not properly withdrawn prior to the Expiration Date is less than or equal to 12.0 million Securities, Gaiam will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all Securities so tendered.

Gaiam expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable law. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if more than 12.0 million Securities, or such larger number of Securities as Gaiam may elect to purchase, subject to applicable law, are properly tendered and not properly withdrawn, Gaiam will first purchase all Options properly tendered and not properly withdrawn, without proration, and will then purchase Shares at the Purchase Price from all holders who properly tender Shares and who do not properly withdraw them before the Expiration Date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until we have acquired 12.0 million Securities. Shares tendered and not purchased because of proration will be returned at Gaiam’s expense to the shareholders who tendered such Shares promptly after the Expiration Date (as defined in Section 1 of the Offer to Purchase).

Therefore, Gaiam may not purchase all of the Shares that you tender. See Sections 1 and 5 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, June 27, 2016, unless the Offer is extended by Gaiam.

2.	The Offer is not conditioned on any minimum number of Shares being tendered. However, the Offer is subject to other conditions. See Section 6 of the Offer to Purchase.

3.	None of Gaiam, its Board of Directors, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

4.	The Purchase Price will be paid net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Gaiam in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. Gaiam is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Gaiam becomes aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant to the Offer is not in compliance with any applicable law, Gaiam will make a good faith effort to comply with the applicable law. If, after a good faith effort, Gaiam cannot comply with the applicable law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares residing in that jurisdiction.

INSTRUCTIONS FORM

With Respect to the Offer by

GAIAM, INC.

TO PURCHASE IN CASH UP TO AN AGGREGATE OF 12.0 MILLION

SHARES OF ITS CLASS A COMMON STOCK OR

VESTED AND EXERCISABLE OPTIONS TO PURCHASE SHARES OF ITS CLASS A COMMON STOCK

AT A PURCHASE PRICE EQUAL TO $7.75 PER SHARE AND

$7.75 PER OPTION (LESS THE APPLICABLE OPTION EXERCISE PRICE)

PURSUANT TO THE OFFER TO PURCHASE DATED MAY 20, 2016

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 20, 2016, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Gaiam, Inc., a Colorado corporation (“Gaiam”), to purchase up to 12.0 million shares of its Class A Common Stock (the “Shares”) or vested and exercisable options to purchase shares of its Class A Common Stock (the “Options”), at a purchase price equal to $7.75 per Share and $7.75 per Option (less the applicable Option exercise price), in each case in cash, net to the seller of any applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of Class A Common Stock, $0.0001 par value per Share, of Gaiam.

This Instructions Form will instruct you to tender to Gaiam the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                          SHARES*

*	Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

SIGN HERE

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Account Number:

Date:

Please return this form to the brokerage firm or other nominee maintaining your account.